As filed with the Securities and Exchange Commission on May 3, 2017.

Registration No. 333-217245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ovid Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-5270895
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1460 Broadway, Suite 15044

New York, New York 10036

(646) 661-7661

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeremy M. Levin, DPhil, MB BChir

Chief Executive Officer

Ovid Therapeutics Inc.

1460 Broadway, Suite 15044 New York, New York 10036

(646) 661-7661

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin Divakar Gupta Robert W. Phillips Jaime L. Chase Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Yaron Werber, MD Chief Business and Financial Officer Ovid Therapeutics Inc. 1460 Broadway, Suite 15044 New York, New York 10036 (646) 661-7661	Mitchell S. Bloom Edwin M. O’Connor Seo Salimi Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)(3)
Common Stock, $0.001 par value per share	5,750,000	$17.00	$97,750,000	$11,330

(1)	Includes 750,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	The Registrant previously paid a registration fee of $11,600 in connection with the initial filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ovid Therapeutics Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-217245) (the “Registration Statement”) to file an exhibit to the Registration Statement as indicated on the Index to Exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, the Index to Exhibits and the filed exhibit. Parts I and II of the Registration Statement are unchanged and have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 3, 2017.

OVID THERAPEUTICS INC.

By: /s/ Jeremy M. Levin, DPhil, MB BChir
Jeremy M. Levin, DPhil, MB BChir Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy M. Levin, DPhil, MB BChir Jeremy M. Levin, DPhil, MB BChir	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2017

/s/ Timothy Daly Timothy Daly	Vice President, Finance and Corporate Controller (Principal Financial and Accounting Officer)	May 3, 2017

* Matthew During, MD, DSc	President, Chief Scientific Officer and Director	May 3, 2017

* Karen Bernstein, PhD	Director	May 3, 2017

* Bart Friedman	Director	May 3, 2017

* Douglas Williams, PhD	Director	May 3, 2017

*By:	/s/ Timothy Daly
Timothy Daly
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1#	Form of Underwriting Agreement.

3.1#	Amended and Restated Certificate of Incorporation, as currently in effect.

3.2#	Form of Amended and Restated Certificate of Incorporation, to be effective immediately after the completion of this offering.

3.3#	Amended and Restated Bylaws, as currently in effect.

3.4#	Form of Amended and Restated Bylaws, to be effective immediately prior to the completion of this offering.

4.1#	Form of Common Stock Certificate of the Registrant.

4.2#	Second Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated January 6, 2017.

5.1#	Opinion of Cooley LLP.

10.1+	Form of Indemnity Agreement by and between the Registrant and its directors and officers.

10.2+#	2017 Equity Incentive Plan.

10.3+#	Forms of Option Grant Notice and Option Agreement under 2017 Equity Incentive Plan.

10.4+#	2014 Equity Incentive Plan, as amended.

10.5+#	Amendment to 2014 Equity Incentive Plan, effective as of March 9, 2015.

10.6+#	Amendment to 2014 Equity Incentive Plan, effective as of June 4, 2015.

10.7+#	Amendment to 2014 Equity Incentive Plan, effective as of July 28, 2015.

10.8+#	Amendment to 2014 Equity Incentive Plan, effective as of February 11, 2016.

10.9+#	Forms of Stock Option Agreement under the 2014 Equity Incentive Plan.

10.10+#	Form of Stock Option Agreement—Early Exercise under the 2014 Equity Incentive Plan.

10.11+#	Form of Restricted Stock Purchase Agreement under the 2014 Equity Incentive Plan.

10.12+#	2017 Employee Stock Purchase Plan.

10.13+#	Amended and Restated Executive Employment Agreement between the Registrant and Jeremy M. Levin.

10.14+#	Amended and Restated Executive Employment Agreement between the Registrant and Amit Rakhit.

10.15+#	Amended and Restated Executive Employment Agreement between the Registrant and Dirk Haasner.

10.16†#	License Agreement by and between H. Lundbeck A/S and the Registrant, dated March 25, 2015.

10.17†#	Collaboration and License Agreement, by and between the Registrant and Takeda Pharmaceutical Company Limited, effective January 6, 2017.

10.18†#	Series B-1 Preferred Stock Purchase Agreement, by and between the Registrant and Takeda Pharmaceutical Company Limited, dated January 6, 2017.

23.1#	Consent of KPMG LLP, an Independent Registered Public Accounting Firm.

Exhibit Number	Description

23.2#	Consent of Cooley LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (included on the signature page to this registration statement).

+	Indicates a management contract or compensatory plan.
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment that will be separately filed with the Securities and Exchange Commission.
#	Previously filed.